UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
March 17, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-91436 (Commission File No.)	26-0014658 (IRS Employer Identification No.)

35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Unsecured Convertible Promissory Notes
On March 17, 2008, Ecology Coatings, Inc. (the "Company") completed a bridge loan transaction, deemed effective March 1, 2008, in the amount of $50,000 (the “First Bridge Loan”). In connection with the First Bridge Loan, the Company made an unsecured, convertible promissory note in favor of the lender, George Resta (“Resta”) (the “First Note”), a description of which follows below. As a material inducement to Resta to enter into the First Bridge Loan transaction, the Company issued Resta an option to purchase 12,500 shares of the Company’s common stock.
The First Note is in the principal amount of $50,000, carries interest at a rate of 25% per annum and matures on June 30, 2008 (the “Maturity Date”). At its option, the Company may extend the Maturity Date for an additional thirty (30) days upon delivery of an option to purchase 15,000 shares of the Company’s common stock. Alternately, at his option, Resta may demand payment of all amounts owed under the First Note within fifteen (15) days following the Company’s completion of either: (i) an underwritten public offering of its securities, or; (ii) a private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) which results in proceeds, net of underwriting discounts and commissions, in excess of One Million Dollars ($1,000,000) (collectively, a “New Offering”). The amounts due under the First Note may also be accelerated upon an event of default
On March 17, 2008, the Company completed a second bridge loan transaction, deemed effective March 1, 2008, in the amount of $500,000 (the “Second Bridge Loan”). In connection with the Second Bridge Loan, the Company made an unsecured, convertible promissory note in favor of the lender, Investment Hunter, LLC (“Hunter”) (the “Second Note”), a description of which follows below. As a material inducement to Hunter to enter into the Second Bridge Loan transaction, the Company issued Hunter an option to purchase 125,000 shares of the Company’s common stock.
The Second Note is in the principal amount of $500,000, carries interest at a rate of 25% per annum and matures on June 30, 2008 (the “Maturity Date”). At its option, the Company may extend the Maturity Date for an additional thirty (30) days upon delivery of an option to purchase 15,000 shares of the Company’s common stock. Alternately, at its option, Hunter may demand payment of all amounts owed under the Second Note within fifteen (15) days following the Company’s completion of a New Offering. The amounts due under the Second Note may also be accelerated upon an event of default
Both the First Note and Second Note (collectively, the “Notes”) are convertible into shares of the Company’s common stock on or before their respective Maturity Dates. The then-outstanding amounts due under the Notes may be converted into common stock at a price equal to the lower of: (i) the closing bid price per share of the common stock on March 1, 2008 as reported on the

Over-The-Counter Bulletin Board, or; (2) the average price at which the Company sells its securities in the New Offering
Together, the Notes are subordinate to the “Senior Indebtedness” of the Company and are unsecured. The Company shall pay each Note on or before the Maturity Date on a pro rata basis. The foregoing description of the terms and conditions of the Notes is qualified in its entirety by, and made subject to, the more complete information set forth in the First Note and Second Note included in this Form 8-K as Exhibits 10.35 and 10.36, respectively, and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description

10.35	Promissory note dated March 1, 2008 made in favor of George Resta*

10.36	Promissory note dated March 1, 2008 made in favor of Investment Hunter, LLC*

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: March 20, 2008
	By:	/s/ Adam S. Tracy
Adam S. Tracy
Vice President, General Counsel and Secretary

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